                                                                    EXHIBIT 10.3

                                PROMISSORY NOTE

Vancouver, British Columbia
April 13, 2000
                                                                    $US35,000.00


          FOR VALUE RECEIVED, the undersigned promises to pay to the order of Vitamineralherb.com Inc., a Nevada corporation, the principal sum of Thirty Five Thousand Dollars ($US35,000.00) in legal tender. Payment shall be made upon the successful completion of an initial public offering of the common stock of SLW Enterprises Inc. and sale of all registered shares pursuant to such offering.

          1.  Default.  If any payment is not paid when due, or if Obligors
              -------
breach any other agreement with the holder of this note, Obligors will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

              The holder may employ attorneys or other agents to collect amounts due under this note if Obligors are in default or to otherwise enforce the terms of this note and any agreement securing this note, and Obligors agree to pay all fees, costs and expenses incurred by the holder as a consequence of default by Obligors. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs. The holder may delay enforcing any of its rights under this note without forfeiting such rights.

          2.  Waiver.  The Obligors hereby severally waive presentment, demand
              ------
for payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

          3.  Obligors.  "Obligors" as used in this note means all makers,
              --------
signers and co-signers, guarantors, sureties, and endorsers.



                                           ____________________________________
                                           SLW Enterprises Inc.